Exhibit 99

CONSENT TO BE NAMED AS A DIRECTOR

I, Patrice Derrington, hereby consent to be nominated as a director of AmeriVest Properties Inc. and to be named as such in the AmeriVest Properties Inc. registration statement on Form SB-2 filed with the Securities and Exchange Commission.

Dated: May 9, 2003	/s/ Patrice Derrington
Patrice Derrington